UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 21, 2012

IMMUNOCELLULAR THERAPEUTICS, LTD.

(Exact name of registrant as specified in its charter)

Delaware	001-35560	93-1301885
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

21900 Burbank Boulevard Third Floor Woodland Hills, California		91367
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (818) 992-2907

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On May 24, 2012, ImmunoCellular Therapeutics, Ltd. was notified that the Corporation’s common stock has been approved for listing on the NYSE: MKT and is expected to start trading on the NYSE: MKT on Wednesday, May 30, 2012 under its ticker symbol IMUC. A copy of the press release reporting this listing is attached hereto as Exhibit 99.1.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 21, 2012, ImmunoCellular Therapeutics, Ltd. amended Article V, Section 1 of its Bylaws to provide that its capital stock may be registered in book-entry form in accordance with the direct registration system approved by the United States Securities and Exchange Commission and by the principal securities exchange on which the stock of the Corporation may from time to time be traded as well as in certificated form. The preceding summary of the amendment is qualified by the full text of amended Article V, Section 1 of the Corporation’s Bylaws which is attached hereto as Exhibit 3.1 and incorporated herein.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

3.1	Amendment to the Amended and Restated Bylaws of ImmunoCellular Therapeutics, Ltd.

99.1	Press release dated May 25, 2012 .

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 25, 2012	IMMUNOCELLULAR THERAPEUTICS, LTD.

	By:	/s/ Manish Singh
Manish Singh, Ph.D.
President and Chief Executive Officer

Index to Exhibits

Exhibit No.	Description
3.1	Amendment to the Amended and Restated Bylaws of ImmunoCellular Therapeutics, Ltd.

99.1	Press release dated May 25, 2012.

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